UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2016

BROADWIND ENERGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34278	88-0409160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3240 South Central Avenue, Cicero, Illinois 60804

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (708) 780-4800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 On May 16, 2016, the Board of Directors (the “Board”) of Broadwind Energy, Inc. (the “Company”) appointed Stephanie K. Kushner as the Company’s President and Chief Executive Officer (and principal executive officer), in addition to her position as the Company’s Chief Financial Officer (and principal financial officer), subject to and effective upon execution and delivery of the amended and restated employment agreement described below.

Ms.  Kushner has served as a member of the Board since February 23, 2016, as the Company’s Interim President and Chief Executive Officer since November 30, 2015, and as the Company’s Chief Financial Officer and Treasurer since August 15, 2009. Ms. Kushner has more than 30 years of accounting and finance experience, including serving as Chief Financial Officer for publicly traded global manufacturer Federal Signal Corporation from 2002 to 2008. Ms. Kushner held several global finance leadership positions with FMC Corporation, and began her career with Amoco Corporation.  Ms. Kushner holds a bachelor’s degree in economics from Douglass College at Rutgers University and a Master of Business Administration degree from the Wharton School.

In connection with Ms. Kushner’s appointment as the Company’s President and Chief Executive Officer, the Company and Ms. Kushner entered into a Second Amended and Restated Employment Agreement dated as of May 20, 2016 (the “Employment Agreement”).  The Employment Agreement has a term of thirty-six (36) months and provides that Ms. Kushner will be paid an initial annual base salary of $418,000, which base salary shall be subject to review and adjustment by the Company at least annually, but may not be reduced by the Company without Ms. Kushner’s consent.  Additionally, Ms. Kushner will be eligible to receive an annual target cash bonus in an amount equal to 100% of her base salary, with a maximum annual bonus in an amount equal to 150% of her base salary.  In addition to the right to participate in the Company’s standard benefits and compensation practices generally available to all employees, Ms. Kushner will be eligible to participate in the Company’s stock incentive program, with a target annual equity grant value equal to 100% of her base salary.  Ms. Kushner will also receive the benefit of a $1.5 million life insurance policy provided by the Company.

Under the terms of the Employment Agreement, Ms. Kushner’s employment may be terminated: (i) by the Company for “Cause” (as defined in the Employment Agreement); (ii) by the Company without “Cause;” or (iii) by Ms. Kushner for “Good Reason” (as defined in the Employment Agreement).

The Employment Agreement provides that, upon termination of Ms. Kushner’s employment by the Company without “Cause” or by Ms. Kushner for “Good Reason”, the Company shall pay to Ms. Kushner (i) her unpaid base salary plus any accrued but unpaid benefits accrued up to the effective date of termination, (ii) a portion of any unpaid bonus earned in accordance with the then applicable bonus plan or program for the year in which the termination occurs, based on the Company’s actual year-to-date performance compared to the year-to-date approved operating plan for the relevant bonus targets (if determinable - or if not determinable, then based on assumed achievement of applicable performance goals at the “target” level), each measured as of the date of termination, prorated based on the number of days Ms. Kushner is employed by the Company during the year in which the termination occurs, (iii) if the date of termination occurs prior to the date on which the annual bonus, if any, for the immediately preceding year would otherwise be paid, an amount equal to the annual bonus that would have been paid to Ms. Kushner for such immediately preceding year, based on the actual achievement of applicable performance goals and without regard to whether Ms. Kushner is employed on the date the bonus otherwise would have been paid, (iv) severance in an amount equal to Ms. Kushner’s then current base salary for a period of eighteen (18) months, and (v) if Ms. Kushner is eligible for and timely elects Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”) coverage, an additional severance benefit calculated by the Company in its discretion equal to (A) the cost of monthly COBRA premiums (determined as of the effective date of termination) multiplied by (B) eighteen (18).

The Employment Agreement provides that, upon termination of Ms. Kushner’s employment by the Company for “Cause”, the Company’s obligation to Ms. Kushner shall be limited to the payment of (i) her unpaid base salary plus any accrued but unpaid benefits accrued up to the effective date of termination and (ii) if the date of termination occurs prior to the date on which the annual bonus, if any, for the immediately preceding year would otherwise be paid, an amount equal to the annual bonus that would have been paid to Ms. Kushner for such immediately preceding year, based on the actual achievement of applicable performance goals and without regard to whether Ms. Kushner is employed on the date the bonus otherwise would have been paid.

The Employment Agreement also provides that if the Company terminates Ms. Kushner’s employment due to disability, the Company’s obligation to Ms. Kushner shall be limited to the payment of (i) her unpaid base salary to the effective date of termination, plus any accrued but unpaid benefits accrued up to the effective date of termination, (ii) a portion of any unpaid bonus earned in accordance with the then applicable bonus plan or program for the year in which the termination occurs, based on the Company’s actual year-to-date performance compared to the year-to-date approved operating plan for the relevant bonus targets (if determinable- or if not determinable, then based on assumed achievement of applicable performance goals at the “target” level), each measured as of the date of termination, prorated based on the number of days Ms. Kushner is employed by the Company during the year in which the termination occurs, and (iii) if the effective date of the termination occurs prior to the date on which the annual bonus, if any, for the immediately preceding year would otherwise be paid, an amount equal to the annual bonus that would have been paid to Ms. Kushner for such immediately preceding year, based on the actual achievement of applicable performance goals and without regard to whether Ms. Kushner is employed on the date the bonus otherwise would have been paid.  If Ms. Kushner’s employment terminates due to her death, the Company shall be responsible for payment of her base salary and other accrued benefits earned up to the date of her death.  In any such event, Ms. Kushner’s rights with regard to equity incentive awards, including stock options and restricted stock units, shall be governed by the applicable award agreements.

The Employment Agreement further provides that if, upon or within one year of a Change of Control (as defined in the Employment Agreement) of the Company occurring at any time during the term of the Employment Agreement, the Company or a succeeding entity terminates Ms. Kushner’s employment without Cause or Ms. Kushner terminates her employment for Good Reason, the Company’s or the succeeding entity's obligation to Ms. Kushner shall be the payment of (i) her unpaid base salary plus any accrued but unpaid benefits accrued up to the effective date of termination, (ii) a portion of any unpaid bonus earned in accordance with the then applicable bonus plan or program for the year in which the termination occurs, based on the Company’s actual year-to-date performance compared to the year-to-date approved operating plan for the relevant bonus targets (if determinable – or if not determinable, then based on assumed achievement of applicable performance goals at the “target” level), each measured as of the date of termination, prorated based on the number of days Ms. Kushner is employed by the Company during the year in which the termination occurs, (iii) if the date of termination occurs prior to the date on which the annual bonus, if any, for the immediately preceding year would otherwise be paid, an amount equal to the annual bonus that would have been paid to Ms. Kushner for such immediately preceding year, based on the actual achievement of applicable performance goals and without regard to whether Ms. Kushner is employed on the date the bonus otherwise would have been paid, (iv) a lump sum payment equal to Ms. Kushner’s then-current base salary for a period of twenty-four (24) months, and (v) if Ms. Kushner is eligible for and timely elects COBRA coverage, an additional severance benefit calculated by the Company in its discretion equal to (A) the cost of monthly COBRA premiums (determined as of the effective date of termination) multiplied by (B) eighteen (18). The Employment Agreement also provides that in the event of a Change of Control, (i) all unvested awards held by Ms. Kushner under the Company’s long-term incentive plans shall become fully vested upon the Change of Control and, if applicable, immediately exercisable, (ii) each such award which is a stock option shall continue to be exercisable for the remainder of its term, and (iii) with respect to any award under the Company’s long-term incentive plans that is subject to the attainment of performance objectives or specified performance criteria, such performance objectives and criteria shall be deemed satisfied at the target level and any performance period shall be deemed to end as of the date of the change of control.

The Employment Agreement includes non-competition and non-solicitation covenants that continue for eighteen (18) months after termination of employment and provisions protecting the Company’s confidential information.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Ms. Kushner has no related party transactions with the Company reportable under Item 404(a) of Regulation S-K and has no family relationships with any director or executive officer of the Company.

On May 23, 2016, the Company issued a press release regarding the appointment of Ms. Kushner as the Company’s President and Chief Executive Officer.  The press release is incorporated herein by reference and is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits
EXHIBIT NUMBER	DESCRIPTION
10.1	Second Amendment and Restated Employment Agreement, dated as of May 20, 2016, between Broadwind Energy, Inc. and Stephanie K. Kushner

99.1	Press Release dated May 23, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWIND ENERGY, INC.

May 24, 2016	By:	/s/ Stephanie K. Kushner

Stephanie K. Kushner
Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer and Principal Financial Officer)

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Second Amended and Restated Employment Agreement, dated as of May 20, 2016, between Broadwind Energy, Inc. and Stephanie K. Kushner

99.1	Press Release dated May 23, 2016